UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2005

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Leggett & Platt, Incorporated (the “Company”) is filing this Form 8-K/A to amend the Company’s Current Report on Form 8-K filed September 21, 2005, in order to update certain disclosures therein under Item 2.05 with respect to the Company’s exit and disposal plan (the “Disposal Plan”).

Item 2.05 Costs Associated with Exit or Disposal Activities

On September 19, 2005, the Company issued a press release announcing, among other things, its intention to close, consolidate or divest a then estimated 20 to 30 production or warehouse facilities. On September 20, 2005, the Company held a conference call to discuss the press release and on September 21, 2005, filed a Current Report on Form 8-K under Item 2.05 making disclosures with respect to the Company’s Disposal Plan.

In the September 19 press release, Company Chairman and CEO, Felix E. Wright, commented, in part, as follows,

“. . . Over the next few months we will be investigating additional consolidation or divestiture opportunities, and expect soon to begin reducing both the number of operating facilities and the amount of excess plant capacity that we carry. Over the last few years we have purposely chosen to maintain spare capacity, expecting demand in the markets we serve to return to the levels seen in the late 1990s. That incremental demand has not materialized, and our patience has finally run out. We will wait no longer. We have decided to eliminate spare capacity to match the demand levels experienced over the last few years. We will also take this opportunity to close or divest a few operations which, though operating near capacity, are chronically unprofitable or marginally profitable. Most of the changes will occur within the Residential Furnishings and Commercial Fixturing & Components segments, with modest adjustments in the other three segments. In total, we expect to consolidate, close or divest between 20 and 30 production or warehouse facilities. We will provide additional information about these efforts in the coming months.”

At the time of the Form 8-K filing on September 21, we stated that we were unable to make a good faith estimate of the amount of charges that we expected in connection with the Disposal Plan or the amount of charges that would result in future cash expenditures.

On October 18, the Company determined that the total estimated amount of charges we expect to incur in connection with the Disposal Plan is approximately $50 to $70 million, as shown in the table below. This estimate does not incorporate offsets from the sale of equipment, buildings or real estate. At this time we are unable to provide a good faith estimate of these offsets. Reference is made, for informational purposes only, to the press release issued by the Company on October 19 attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K furnished as of the same date, in which the Disposal Plan was discussed. Such press release is not incorporated herein.

(Amounts in Millions)

Type of Anticipated Charge	Estimated Range of Amount for each Type of Charge	Estimated Range of Amount for Charges that will Result in Future Cash Expenditures
Employee Termination Costs	$15-23	$15-23
Contract Termination Costs	$4-6	$4-6
Other Associated Costs	$8-13	$8-13

Total Exit and Disposal Costs	$27-42	$27-42
Asset Impairment Charges [1]	$17-21	$—
Inventory Obsolescence	$6-7	$—

Total Costs	$50-70	$27-42

[1]	The estimated range of asset impairment charges is expected to result from the write down of property, plant and equipment at the impacted facilities.

These ranges of amounts are good faith estimates, and the amounts of actual charges may vary due to a variety of factors. The costs incurred in connection with the Disposal Plan generally represent cash charges, other than inventory obsolescence and the asset impairment charges which are non-cash. All amounts presented are pre-tax. The Company anticipates the timing of these costs to be incurred as follows: approximately $15 million of these costs in the third quarter of 2005; $15 to $20 million of these costs in the fourth quarter of 2005; and the remaining $20 to $35 million by the end of 2006, at which time the Disposal Plan is expected to be completed.

Although the Company’s analysis is not yet complete, it currently plans to consolidate, close or divest approximately 35 facilities. Of both the facilities and estimated charges, approximately half relate to Residential Furnishings and one-quarter to Commercial Fixturing & Components, with the remainder split primarily between Industrial Materials and Specialized Products. Only one Aluminum Products facility is currently included in the Disposal Plan accounting for approximately $1 million of the total estimated charges. In total, the impacted facilities have annual revenue of approximately $400 million. The Company expects that most of this volume will shift to surviving facilities, but a $100 million revenue reduction will likely occur as the Company divests some small, non-core operations and walks away from unprofitable business.

Forward Looking Statements and Related Matters

This report and our other public disclosures, whether written or oral, may contain “forward-looking” statements including, but not limited to, estimates of the amounts and timing of charges resulting from the Disposal Plan and related reductions in revenue, and the number and nature of facilities to be closed; and the underlying assumptions relating to the forward-looking statements. These statements are identified either by the context in which they appear or by use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intends,” “may,” “plans,” “should” or the like. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described in this provision.

Any forward-looking statement reflects only the beliefs of the Company or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends or results.

It is not possible to anticipate and list all risks, uncertainties and developments which may affect the future operations or performance of the Company, or which otherwise may cause actual events or results to differ from forward-looking statements. However, some of these risks and uncertainties include the following: the preliminary nature of the estimates related to the Disposal Plan and the possibility they may change as the Company’s analysis develops, additional information is obtained, and the Company’s efforts to dispose of assets proceeds; our ability to improve operations and realize cost savings (including our tactical plan for the Fixture & Display business); factors that could impact costs, including the availability and pricing of steel rod and scrap and other raw materials, the availability of labor, wage rates and energy costs; our ability to pass along raw material cost increases to our customers; price and product competition from foreign (particularly Asian) and domestic competitors; a significant decline in the long-term outlook for any given reporting unit that could result in potential goodwill impairment; future growth of acquired companies; our ability to bring start up operations on line as budgeted in terms of expense and timing; litigation risks; risks and uncertainties that could affect industries or markets in which we participate, such as growth rates and opportunities in those industries, changes in demand for certain products, or trends in business capital spending; changes in competitive, economic, legal and market conditions and related factors, such as the rate of economic growth in the United States and abroad, inflation, currency fluctuation, political risk, U.S. or foreign laws or regulations, interest rates, housing turnover, employment levels, consumer sentiment, taxation and the like.

Item 2.06 Material Impairments.

The information contained in Item 2.05 relating to asset impairment charges is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: October 21, 2005	By:	/s/ Ernest C. Jett
Ernest C. Jett
Senior Vice President, General Counsel and Secretary